Exhibit 99.1
August 28, 2008
To:
TOP Medical B.V.
Stationstraat 30, 6361 BH Nuth
The Netherlands
Re: Termination of Agreements
Reference is made to that certain distribution agreement between the undersigned and you dated October 3, 2006 (the “Distribution Agreement”) and the Master Equipment Rent Agreement between the undersigned and you dated January 14, 2008 (the “Rent Agreement” and together with the Distribution Agreement, the “Agreements”) and the series of attachments to the Rent Agreement pursuant to which the undersigned provided various Equipment dated January 14, 2008, January 31, 2008, February 11, 2008 and February 18, 2008 (as defined in the Rent Agreement).
This letter documents in writing our understanding concerning the termination of the Agreements and the relationship between the parties (including the termination of any and all agreements between the undersigned and any of your subdistributors and/or agents, if any).
The Agreements and the relationship set forth therein shall be, based on the effectiveness of the provisions below, terminated and of no further force and effect, as of the date of your countersignature below, except as specifically set forth herein:
1. You will, within 30 days following the date hereof, collect all Consoles and Catheters (as defined in Exhibit A to the Distribution Agreement) listed in Exhibit A attached hereto, provide notice to the undersigned that all such Consoles and Catheters have been collected, and stating that all Consoles are in the same condition as when delivered, ordinary wear and tear excepted. Within [7] days following receipt of such notice, a representative of the undersigned (the “Representative”) will inspect all the Consoles and Catheters to inspect whether the Consoles are in the same condition as when delivered, ordinary wear and tear excepted and whether all the Catheters are Returnable Catheters (as defined below) and ready for shipment to the undersigned. Within [7] days following the confirmation of the Representative of the number of unused Catheters in their original packaging (“Returnable Catheters”), the undersigned will pay you, by way of wire transfer an aggregate amount equal to the difference between: (A) the product of (i) 30 catheters and 34 kits the number of Returnable Catheters to be returned to the undersigned, valued in $36,600; less (B) the amount you owe the undersigned, namely, $22,100 (the “Final Payment”). Upon receipt of the Final Payment amounted $14,500, you shall ship all Consoles and Returnable Catheters to the undersigned in accordance with the instructions, and at the cost, of the undersigned. It is hereby agreed that following termination, you shall have no rights and shall not be permitted to make any use of any of the Equipment (as defined in the Agreements) provided to you.
2. Other than as set forth in Section 1, neither party shall have any rights, claims or demands from the other party in connection with the Agreements, the relationship between the parties and the termination of the Agreement and the relationship as contemplated hereunder. Each of you and the undersigned, by signing below, hereby irrevocably, ultimately and unconditionally, waive and relinquish any and all rights, claims, demands and/or actions towards the other party, its subsidiaries, affiliates and/or any of their employees, officers, directors, representatives and/or consultants, known or unknown, whether or not existing as of the date hereof, with respect to the Agreements, the relationship between the parties and the termination of the Agreement and the relationship as contemplated hereunder.

3. Sections 9 and 11 (including the Non Disclosure Agreement executed by the parties as contemplated therein) of the Distribution Agreement shall be the only provisions of the Agreements that will remain in force and effect following their termination.
In the event of any discrepancy between the Agreements and this letter, the terms and conditions of this letter shall govern. This letter shall be governed by the laws of the State of Israel, without regard to its internal rules of conflicts of law.
Please countersign this letter below in order to confirm your consent to the abovementioned and for the provisions set forth herein to become effective.

Sincerely,
/s/ Yaron Tal
TopSpin Medical (Israel) Ltd.

We hereby confirm and agree to the above:
/s/ Jan-Wilhelm Hendriks
TOP Medical B.V.
Date: 8/28/2008

Exhibit A
5 IVMRI consuls
30 IVMRI cardiology catheters
34 IVMRI cardiology kits